UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      July 5, 2007
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Dana Corporation (Dana) and certain of its subsidiaries (collectively, the Debtors) are operating under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code). The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     On July 5, 2007, the Debtors filed a motion with the Bankruptcy Court seeking an order approving and authorizing the Debtors to enter into:
     (i) settlement agreements (collectively, the Union Settlement Agreement) with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the USW) and with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW and collectively with the USW, the Unions);
     (ii) a Plan Support Agreement with the Unions and Centerbridge Capital Partners, L.P. (Centerbridge, a private investment firm) which includes term sheets for certain key elements of a plan of reorganization for the Debtors (the Plan Term Sheet) and for a preferred equity investment in reorganized Dana of no less than $500 million and up to $750 million by Centerbridge and other potential investors (the Investment Agreement Term Sheet); and
     (iii) an investment agreement between Dana and Centerbridge, to be finalized by July 19, 2007, that will incorporate the terms of the Investment Agreement Term Sheet.
A hearing on the motion is scheduled for July 25, 2007.
     Collectively, the proposed agreements, which are discussed in more detail below, address several issues vital to the Debtors’ successful emergence from bankruptcy. Pursuant to the Plan Support Agreement, the Debtors have agreed to propose and prosecute a plan of reorganization containing certain terms that they, the Unions, and Centerbridge consider essential to the Debtors’ emergence from bankruptcy as a viable, going concern capable of sustaining profitable U.S. operations. The Investment Agreement Term Sheet sets out the terms and conditions governing the issuance of preferred equity of between $500 million and $750 million by reorganized Dana that will provide the means by which the Debtors will be able to fulfill their obligations under the Union Settlement Agreement. The Union Settlement Agreement will resolve litigation pending in the Bankruptcy Court with respect to the Debtors’ motion to reject their collective bargaining agreements with the Unions and to modify benefits for Union-represented retirees, which will result in the elimination of a liability of approximately $1 billion from the Debtors’ balance sheet with respect to non-pension retiree benefits and allow the Debtors to improve their overall EBITDA (earnings before interest, taxes, depreciation, and amortization) and mitigate the “cash burn” of their U.S. operations.

     More information about the proposed Union Settlement and Plan Support Agreements follows. This summary is not intended to be exhaustive and is qualified in its entirety by reference to the settlement agreements with the USW and the UAW and the Plan Support Agreement, copies of which have been filed in the Bankruptcy Court with Debtors’ motion and which Dana will also file with a subsequent report on Form 8-K.
     Union Settlement Agreement
     The Union Settlement Agreement, which is subject to ratification by Debtors’ Union-represented employees, provides terms for the extension of collective bargaining agreements between Debtors and the Unions, wage structure modifications, benefit modifications, work and scope rule changes, and elimination of certain non-pension retiree benefits for Union-represented employees and retirees. Debtors estimate that these changes, together with the previously announced closings of Debtors’ facilities in Cape Girardeau, Missouri and Syracuse, Indiana, will generate in excess of $100 million in annual expense savings for the Debtors.
     Among other things, the Union Settlement Agreement provides for:
     (i) an extension until June 1, 2011, of the Union Master Agreements and current collective bargaining agreements for Debtors’ facilities located in Auburn Hills, Michigan; Elizabethtown and Henderson, Kentucky; Fort Wayne and Marion, Indiana; Lima, Ohio; and Pottstown, Pennsylvania; and new collective bargaining agreements expiring on the same date for newly-organized Debtors’ facilities located in Longview, Texas and Rochester Hills, Michigan;
     (ii) wage structure modifications and modifications to healthcare, short-term disability and life insurance benefits for Union-represented employees, effective January 1, 2008;
     (iii) the elimination of long-term disability and non-pension healthcare and life insurance retiree benefits for Union-represented employees and retirees, effective on the later of January 1, 2008 or the effective date of the Debtors’ plan of reorganization, and establishment by the Unions of separate, Union-specific Voluntary Employees’ Beneficiary Associations (each a VEBA) to provide such benefits to eligible Union-represented employees and retirees after that date;
     (iv) a freeze of credited service and benefit accruals under Debtors’ defined benefit pension plans for Union-represented employees, effective on the later of January 1, 2008 or the effective date of Debtors’ plan of reorganization, and the replacement of future benefits with matching company contributions to a USW pension trust for some such employees;
     (v) buyouts ranging in value from $22,500 to $45,000 for certain retirement-eligible and recently retired Union-represented employees at Debtors’ facilities in Fort Wayne and Marion, Indiana; Lima, Ohio; and Pottstown, Pennsylvania, available on the date when the pension benefits are frozen; and

     (vi) separation payments for eligible Union-represented employees at Debtors’ facility in Marion, Indiana under a special voluntary separation program.
     The Debtors have agreed to contribute to the VEBAs an aggregate cash amount of up to $704 million (less amounts paid to Union-represented employees between July 1, 2007 and January 1, 2008 for long-term disability, healthcare and life insurance claims) and approximately $80 million in common stock of reorganized Dana.
     The Union Settlement Agreement also memorializes certain other agreements between the Debtors and the Unions, including, among others, agreements with respect to neutrality at certain of Debtors’ non-union facilities, the continuation of Debtors’ manufacturing footprint optimization program, and the reserve of new common shares of reorganized Dana valued at up to approximately $21.6 million to provide post-emergence bonuses for certain Union-represented employees following Debtors’ emergence from bankruptcy.
     The Union Settlement Agreement also provides that the Unions will have certain rights if the Debtors choose to pursue a transaction or means of reorganization different from that contemplated under the Plan Support Agreement that is discussed below. Under certain circumstances, the Unions will have the right to consent to the alternative plan, designate a replacement investor to Centerbridge, either terminate the extended and new collective bargaining agreements or have an allowed administrative claim of $704 million and a distribution to the VEBAs of new Dana common stock valued at approximately $80 million, or terminate the Union Settlement Agreement.
     Plan Support Agreement
     The Plan Support Agreement sets out the terms under which the Unions and Centerbridge will support the prosecution, confirmation and consummation of a plan of reorganization for the Debtors that incorporates the terms of the settlement with the Unions and the preferred equity investment by Centerbridge and other potential investors. The parties have agreed to use their best efforts to finalize a definitive agreement for the preferred equity investment incorporating the terms of the Investment Agreement Term Sheet by July 19, 2007.
     The Plan Term Sheet that is part of the Plan Support Agreement provides as follows, among other things:
     (i) Centerbridge and other potential investors will make an investment in reorganized Dana on the terms set out in the Investment Agreement Term Sheet that is discussed below upon the effective date of the Debtors’ plan of reorganization;
     (ii) the Debtors will obtain exit financing on terms reasonably acceptable to Centerbridge and sufficient to refinance their existing debtor-in-possession credit facility and provide sufficient liquidity for working capital and general corporate purposes;
     (iii) the Debtors’ plan of reorganization will provide the sources and amounts of cash required to meet their obligations under the Union Settlement Agreement and will otherwise conform to the terms of the Union Settlement Agreement;

     (iv) the unsecured creditors (except for the Unions) will receive their pro rata portion of shares of common stock of reorganized Dana and/or cash in excess of the minimum cash required to operate the Debtors’ business;
     (v) the reorganized Debtors will negotiate employment agreements with initial senior management in form and substance acceptable to Centerbridge;
     (vi) unless otherwise agreed by the Debtors and Centerbridge, the Debtors’ plan of reorganization and any investments thereunder will be structured in a manner to preserve the tax benefits of Debtors’ net operating losses;
     (vii) the Debtors will be permitted to sell core businesses pre-emergence only with the consent of the Unions or Centerbridge and post-emergence subject to limitations to be addressed in individual collective bargaining agreements;
     (viii) the Debtors’ post-emergence funded debt will not exceed $1.5 billion; and
     (ix) the Debtors’ post-emergence liquidity will not be lower than an amount reasonably acceptable to the Unions and Centerbridge.
     The Investment Agreement Term Sheet that is part of the Plan Support Agreement provides as follows, among other things:
     (i) Centerbridge will purchase $300 million in Series A convertible preferred shares of reorganized Dana, purchase up to $200 million in Series B convertible preferred shares that are not purchased by qualified creditors of the Debtors, and use reasonable best efforts to identify qualified creditors to purchase up to an additional $250 million in Series B convertible preferred shares. The Series A and Series B preferred shares will be convertible into the common stock of reorganized Dana. The conversion price will be 83% of the value that is determined by calculating the 20-day volume weighted average trading price of Dana’s new common stock (determined using the closing trading price of the stock between the first and the twenty-third business days after Dana’s emergence from bankruptcy after disregarding the highest and lowest closing trading price during such period). Under certain circumstances, reorganized Dana will be able to force conversion on or after the fifth anniversary of the effective date of the Debtors’ plan of reorganization.
     (ii) The Series A and Series B preferred shares will be entitled to dividends at an annual rate of 4%, payable quarterly in cash. The shares will have equal voting rights and will vote together as a single class with the new common stock of reorganized Dana on an as-converted basis. However, if the actual conversion price of the Series A and Series B preferred shares results in Centerbridge beneficially owning voting power of reorganized Dana in excess of 40% on an as-converted basis, Centerbridge has agreed to vote the shares in excess of that percentage in the same proportion as votes cast by other shareholders.

     (iii) The Series A and Series B preferred shares will have customary registration rights. So long as Centerbridge owns 50% of the Series A preferred shares, such shares will have preemptive rights to participate in future equity issuances. For purposes of liquidation, dissolution or winding up of reorganized Dana, the Series A preferred shares will rank senior to the Series B preferred shares and each will rank senior to any other class or series of capital stock of the company.
     (iv) The Series A and Series B preferred shares will be subject to lockup provisions prohibiting their sale for 60 days after the effective date of the Debtors’ plan of reorganization and prohibiting the sale or conversion of the Series A preferred shares to common shares valued at more than $150 million for an additional 34 months.
     (v) Centerbridge will be limited for ten years in its ability to acquire additional stock of reorganized Dana if it would own more than 30% of the voting power of the stock after such acquisition or to take other actions to control reorganized Dana after the effective date of the Debtors’ plan of reorganization without the consent of Dana’s new board of directors.
     (vi) The initial board of directors of reorganized Dana will be composed of seven members, as follows: three directors chosen by Centerbridge (one of whom must be independent), three directors chosen by the official committee of unsecured creditors appointed in the Bankruptcy Cases (the Creditors Committee) (all of whom must be independent and one of whom must be chosen from a list prepared by Centerbridge), and the chief executive officer of reorganized Dana. Beginning at the first annual meeting of shareholders of reorganized Dana following emergence, and as long as Centerbridge owns at least $150 million of Series A preferred shares, Dana’s board of directors will be composed of seven members, as follows: three directors (one of whom must be independent) designated by Centerbridge and elected by holders of the Series A preferred shares, one independent director nominated by a nominating committee composed of two Centerbridge designees and one other board member and elected by all shareholders, and three directors (including the chief executive officer of reorganized Dana) nominated by reorganized Dana’s board.
     (vii) So long as 50% of the Series A preferred shares is outstanding, the approval of the holders of a majority of such shares will be required for any sale of all or substantially all of the Debtors’ assets, a merger of the Debtors involving a change of control, a liquidation of the Debtors, the issuance by Debtors of equity at a value below fair market value, the payment of cash dividends on account of common stock of the reorganized Debtors, or an amendment of the charter of the reorganized Dana.
     (viii) So long as Centerbridge owns at least $150 million of Series A preferred shares, its consent will be required for material transactions with directors, officers or 10% shareholders (other than officer and director compensation arrangements), the issuance of debt or equity securities senior to or pari passu with the Series A preferred shares other than for refinancings, by-law amendments adverse to shareholders generally or adverse to Centerbridge, and share repurchases exceeding $10 million in any 12-month period.

     (ix) The investment by Centerbridge will be subject to certain conditions, including no material adverse change in Dana; Debtors’ obtaining of exit financing on market terms reasonably acceptable to Centerbridge; the filing of Debtors’ plan of reorganization and disclosure statement by September 3, 2007; confirmation of the Debtors’ plan of reorganization no later than February 28, 2008; and an effective date of Debtors’ plan of reorganization no later than May 1, 2008.
     (x) Dana will have the right to terminate the investment agreement, subject to a $15 million break-up fee and an expense reimbursement of up to $4 million, if the Debtors accept a proposal for an alternative minority investment determined by Dana’s board of directors to be superior to the Centerbridge investment. Dana will also have the right to terminate the agreement, subject to a $22.5 million break-up fee and an expense reimbursement of up to $4 million, if the Debtors accept a proposal for an alternative majority investment, the sale of all or substantially all of Dana’s assets, or a standalone plan of reorganization that Dana’s board of directors determines would be more favorable to the Debtors’ bankruptcy estates than the Centerbridge investment and plan.
     (xi) Centerbridge will be entitled to a $3.5 million commitment fee and an expense reimbursement of up to $4 million if the Debtors’ cases are dismissed or converted to Chapter 7 cases under the Bankruptcy Code, if Centerbridge terminates the investment agreement because of a breach by Dana, or if the Centerbridge investment closes.
     Because the conversion price for the Series A and Series B preferred shares is based on the market price of reorganized Dana’s new common stock, the percentage of the total voting power of reorganized Dana that will be represented by the preferred stock will not be known until after Dana emerges from Chapter 11. Using preliminary forecasts and a preliminary valuation as an estimate of future trading prices for the new common stock, the Debtors estimate that $500 million of preferred stock would, if converted, represent less than 25 percent of the fully diluted common stock of reorganized Dana.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: July 6, 2007	By:	/s/ Marc S. Levin
Marc S. Levin
Acting General Counsel and Acting Secretary